Exhibit 99.1

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release Hewlett Packard Enterprise reports fiscal 2024 second quarter results AI systems revenue doubled sequentially, beating Q2 revenue guidance

HOUSTON – June 4, 2024 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for the second quarter ended April 30, 2024.
"HPE delivered very solid results in Q2, exceeding revenue and non-GAAP EPS guidance. AI systems revenue more than doubled from the prior quarter, driven by our strong order book and better conversion from our supply chain,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “Our deep expertise in designing, manufacturing, and running AI systems at scale fueled growth of cumulative AI systems orders to $4.6 billion, with enterprise AI orders representing more than 15%. HPE’s AI advantage, increased HPE GreenLake adoption, and leading infrastructure portfolio, as well as an improved supply chain environment, set us up very well to deliver a strong second half.”

“Stronger AI systems order conversion, prudent cost discipline, and higher-than-expected free cash flow drove a very solid performance in Q2. Because of our robust AI systems order momentum and disciplined execution across our entire portfolio, we are raising our revenue and non-GAAP EPS guidance for the full year,” said Marie Myers, executive vice president and CFO of Hewlett Packard Enterprise. “We are driving profitable growth as we convert customer demand to revenue, particularly for HPE’s AI systems. The long-term trends across hybrid cloud and networking also position us well for the future.”

Second Quarter Fiscal 2024 Financial Results
•Revenue: $7.2 billion, up 3% from the prior-year period in actual dollars and 4% in constant currency(1)
•Annualized revenue run-rate (“ARR”)(2): $1.5 billion, up 37% from the prior-year period and 39% in constant currency(1)
•Gross margins:
◦GAAP of 33.0%, down 300 basis points from the prior-year period and down 340 basis points sequentially

◦Non-GAAP(1) of 33.1%, down 310 basis points from the prior-year period and sequentially
•Diluted net earnings per share (“EPS”):
◦GAAP of $0.24, down 25% from the prior-year period and down 17% sequentially, within our guidance range of $0.20 to $0.25
◦Non-GAAP(1) of $0.42, down 19% from the prior-year period and down 13% sequentially, above our guidance range of $0.36 to $0.41
•Cash flow from operations: $1,093 million, an increase of $204 million from the prior-year period
•Free cash flow (“FCF”)(1)(3): $610 million, an increase of $322 million from the prior-year period
•Capital returns to shareholders: $214 million in the form of dividends and share repurchases

Second Quarter Fiscal 2024 Segment Results
•Server revenue was $3.9 billion, up 18% from the prior-year period in actual dollars and in constant currency(1), with 11.0% operating profit margin, compared to 14.4% from the prior-year period.
•Intelligent Edge revenue was $1.1 billion, down 19% from the prior-year period in actual dollars and in constant currency(1), with 21.8% operating profit margin, compared to 24.7% in the prior-year period.
•Hybrid Cloud revenue was $1.3 billion, down 8% from the prior-year period in actual dollars and 9% in constant currency(1), with 0.8% operating profit margin, compared to 1.9% from the prior-year period.
•Financial Services revenue was $867 million, up 1% from the prior-year period in actual dollars and in constant currency(1), with 9.3% operating profit margin, compared to 8.9% from the prior-year period. Net portfolio assets of $13.2 billion, down 1.1% from the prior-year period in actual dollars and up 0.3% in constant currency(1). The business delivered return on equity of 18.0%, up 3.0 points from the prior-year period.
Dividend
The HPE Board of Directors declared a regular cash dividend of $0.13 per share on the company’s common stock, payable on July 18, 2024, to stockholders of record as of the close of business on June 19, 2024.
Fiscal 2024 Third Quarter Outlook
HPE estimates revenue to be in the range of $7.4 billion to $7.8 billion. HPE estimates GAAP diluted net EPS to be in the range of $0.29 to $0.34 and non-GAAP diluted net EPS(1) to be in the range of $0.43 to $0.48. Fiscal 2024 third quarter non-GAAP diluted net EPS excludes net after-tax costs of approximately $0.14 per diluted share primarily related to stock-based compensation expense, amortization of intangible assets and acquisition, disposition and other related charges.

Fiscal 2024 Outlook
HPE estimates fiscal 2024 revenue growth to grow 1 to 3%, in constant currency(1)(5), and fiscal 2024 GAAP operating profit growth to be in the range of 2% to 6% and non-GAAP operating profit(1)(4) growth to be flat to 2%. HPE estimates GAAP diluted net EPS to be in the range of $1.61 and $1.71 and non-GAAP diluted net EPS(1) to be in the range of $1.85 and $1.95. Fiscal 2024 non-GAAP diluted net EPS estimates exclude net after-tax adjustments of approximately $0.24 per diluted share, primarily related to stock-based compensation expense, acquisition, disposition and other related charges, amortization of intangible assets, structural tax-rate adjustments, adjustments related to the sale of H3C and a portion of the H3C income. HPE estimates free cash flow(1)(3)(5) to be at least $1.9 billion.

1 A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information and key performance metrics.”
2 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake edge-to-cloud platform services revenue, related financial services revenue (which includes rental income from operating leases and interest income from finance leases), and software-as-a-Service, software consumption revenue, and other as-a-Service offerings, recognized during a quarter and multiplied by four. We use ARR as a performance metric. ARR should be viewed independently of net revenue and is not intended to be combined with it.
3 Free cash flow represents cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash.
4 FY24 non-GAAP operating profit excludes costs of approximately $1.0B primarily related to stock-based compensation expense, acquisition, disposition and other related charges, amortization of intangible assets, and transformation costs.
5 Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Hewlett Packard Enterprise is unable to provide a reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts, as the Company cannot predict some elements that are included in such directly comparable GAAP financial measure. These elements could have a material impact on the Company’s reported GAAP results for the guidance period. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service. With offerings spanning Cloud Services, Server, Intelligent Edge, Software, and Hybrid Cloud, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.
Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
Jeff Kvaal
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share and free cash flow (“FCF”). Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this news release. In addition an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide supplemental useful information to investors is included further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin (earnings from operations as a percentage of net revenue), net earnings, diluted net earnings per share, and cash flow from operations prepared in accordance with GAAP.
In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate (“ARR”) and as-a-Service (“AAS”) orders as performance metrics. ARR is a financial metric used to assess the growth of the Consumption Services offerings. ARR represents the annualized revenue of all net HPE GreenLake edge-to-cloud platform services revenue, related financial services revenue (which includes rental income for operating leases and interest income from finance leases), and software-as-a-service (“SaaS”), software consumption revenue, and other as-a-service offerings, recognized during a quarter and multiplied by four. AAS orders are an overlay across all business segments contributing to HPE's consumption-based services (both recurring and non-recurring revenues), and includes hardware, as well as HPE GreenLake as-a-Service, Aruba SaaS, storage SaaS, and other software assets. ARR & AAS orders should be viewed independently of net revenue and deferred revenue and are not intended to be combined with any of these items.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words "believe", "expect", "anticipate", "optimistic", "intend", "guide", "will", "estimate", "may", "could", “aim”, "should", and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any anticipated financial or operational benefits associated with the recent segment realignment; any projections, estimations, or expectations of addressable markets and their sizes, revenue (including annualized revenue run rate), margins, expenses (including stock-based compensation expenses), investments, effective tax rates, interest rates, investments, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, order backlog, share repurchases, dividends, currency exchange rates, repayments of debts, amortization of intangible assets, or other financial items; any projections or estimations of future orders, including as-a-service orders; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of corporate transactions or contemplated acquisitions (including but not limited to our proposed acquisition of Juniper Networks, Inc.) and dispositions (including but not limited to the disposition of our H3C shares and the receipt of proceeds therefrom), research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share, or competitive performance relating to products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including artificial intelligence and products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and our financial performance, including but not limited to supply chain, demand for our products and services, and access to liquidity, and our actions to mitigate such impacts on our business; any statements concerning the relationship between China and the U.S., and our actions in response thereto; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.
Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise's businesses; the competitive pressures faced by Hewlett Packard Enterprise's businesses; risks associated with executing Hewlett Packard Enterprise's strategy; the impact of macroeconomic and geopolitical trends and events, including but not limited to supply chain constraints, the use and development of artificial intelligence, the inflationary environment, the ongoing conflicts between Russia and Ukraine and in the Middle East, and the relationship between China and the U.S.; the need to effectively manage third-party suppliers and distribute Hewlett Packard Enterprise's products and services; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including public health crises, such as pandemics or epidemics, and geopolitical events, such as, but not limited to, those mentioned above); the development of and transition to new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends (including the desirability of a unified hybrid cloud offering); the execution of Hewlett Packard Enterprise’s transformation and mix shift of its portfolio of offerings; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from macroeconomic or geopolitical events, such as, but not limited to, those mentioned above; the prospect of a shutdown of the U.S. federal government; the hiring and retention of key employees; the execution, integration, consummation, and other risks associated with business combination, disposition, and investment transactions, including but not limited to the risks associated with the disposition of H3C shares and the receipt of proceeds therefrom and completion of our proposed acquisition of Juniper Networks, Inc. and our ability to integrate and implement our plans, forecasts, and other expectations with respect to the consolidated business; the impact of changes to privacy, cybersecurity, environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims, and disputes; the impacts of tax law changes and related guidance or regulations; and other risks that are described herein, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.
As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	April 30, 2024	January 31, 2024	April 30, 2023
	In millions, except per share amounts
Net revenue	$7,204	$6,755	$6,973
Costs and Expenses:
Cost of sales	4,828	4,298	4,461
Research and development	590	582	570
Selling, general and administrative	1,215	1,216	1,269
Amortization of intangible assets	67	71	71
Transformation costs	33	20	60
Disaster charges	—	—	3
Acquisition, disposition and other related charges	46	43	19
Total costs and expenses	6,779	6,230	6,453
Earnings from operations	425	525	520
Interest and other, net(1)	(22)	(88)	(47)
Earnings from equity interests	42	46	49
Earnings before provision for taxes	445	483	522
Provision for taxes	(131)	(96)	(104)
Net earnings	$314	$387	$418
Net Earnings Per Share:
Basic	$0.24	$0.30	$0.32
Diluted	$0.24	$0.29	$0.32
Cash dividends declared per share	$0.13	$0.13	$0.12
Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,311	1,301	1,304
Diluted	1,325	1,316	1,318

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the six months ended
	April 30, 2024	April 30, 2023
	In millions, except per share amounts
Net revenue	$13,959	$14,782
Costs and Expenses:
Cost of sales	9,126	9,612
Research and development	1,172	1,193
Selling, general and administrative	2,431	2,526
Amortization of intangible assets	138	144
Transformation costs	53	162
Disaster charges	—	4
Acquisition, disposition and other related charges	89	30
Total costs and expenses	13,009	13,671
Earnings from operations	950	1,111
Interest and other, net	(110)	(73)
Earnings from equity interests	88	107
Earnings before provision for taxes	928	1,145
Provision for taxes	(227)	(226)
Net earnings	$701	$919
Net Earnings Per Share:
Basic	$0.54	$0.71
Diluted	$0.53	$0.70
Cash dividends declared per share	$0.26	$0.24
Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,306	1,301
Diluted	1,320	1,317

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2024	January 31, 2024	April 30, 2023
	Dollars in millions
GAAP net revenue	$7,204	$6,755	$6,973
GAAP cost of sales	4,828	4,298	4,461
GAAP gross profit	2,376	2,457	2,512
Non-GAAP Adjustments
Stock-based compensation expense	14	16	13
Disaster recovery	(7)	(25)	—
Non-GAAP gross profit	$2,383	$2,448	$2,525

GAAP gross profit margin	33.0%	36.4%	36.0%
Non-GAAP adjustments	0.1%	(0.2)%	0.2%
Non-GAAP gross profit margin	33.1%	36.2%	36.2%

	For the six months ended
	April 30, 2024	April 30, 2023
	Dollars in millions
GAAP net revenue	$13,959	$14,782
GAAP cost of sales	9,126	9,612
GAAP gross profit	$4,833	$5,170
Non-GAAP Adjustments
Stock-based compensation expense	30	29
Disaster recovery	(32)	—
Non-GAAP gross profit	$4,831	$5,199

GAAP gross profit margin	34.6%	35.0%
Non-GAAP adjustments	—%	0.2%
Non-GAAP gross profit margin	34.6%	35.2%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2024	January 31, 2024	April 30, 2023
	Dollars in millions
GAAP earnings from operations	$425	$525	$520
Non-GAAP Adjustments
Amortization of intangible assets	67	71	71
Transformation costs	33	20	60
Disaster (recovery) charges	(7)	(25)	3
Stock-based compensation expense	120	141	126
Acquisition, disposition and other related charges	46	43	19
Non-GAAP earnings from operations	$684	$775	$799

GAAP operating profit margin	5.9%	7.8%	7.5%
Non-GAAP adjustments	3.6%	3.7%	4.0%
Non-GAAP operating profit margin	9.5%	11.5%	11.5%

	For the six months ended
	April 30, 2024	April 30, 2023
	Dollars in millions
GAAP earnings from operations	$950	$1,111
Non-GAAP Adjustments
Amortization of intangible assets	138	144
Transformation costs	53	162
Disaster (recovery) charges	(32)	4
Stock-based compensation expense	261	266
Acquisition, disposition and other related charges	89	30
Non-GAAP earnings from operations	$1,459	$1,717

GAAP operating profit margin	6.8%	7.5%
Non-GAAP adjustments	3.7%	4.1%
Non-GAAP operating profit margin	10.5%	11.6%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)
	For the three months ended
	April 30, 2024	Diluted net earnings per share	January 31, 2024	Diluted net earnings per share	April 30, 2023	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings	$314	$0.24	$387	$0.29	$418	$0.32
Non-GAAP Adjustments:
Amortization of intangible assets	67	0.05	71	0.05	71	0.05
Transformation costs	33	0.03	20	0.02	60	0.05
Disaster (recovery) charges	(7)	(0.01)	(25)	(0.02)	3	—
Stock-based compensation expense	120	0.09	141	0.11	126	0.10
Acquisition, disposition and other related charges	46	0.04	43	0.03	19	0.01
Earnings from equity interests(2)	(42)	(0.03)	(46)	(0.03)	2	—
Loss on equity investments, net	—	—	61	0.05	—	—
Adjustments for taxes	31	0.02	(16)	(0.02)	(7)	(0.01)
Other adjustments(3)	(1)	(0.01)	2	—	(7)	—
Non-GAAP net earnings	$561	$0.42	$638	$0.48	$685	$0.52

	For the six months ended
	April 30, 2024	Diluted net earnings per share	April 30, 2023	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings	$701	$0.53	$919	$0.70
Non-GAAP Adjustments:
Amortization of intangible assets	138	0.10	144	0.11
Transformation costs	53	0.04	162	0.12
Disaster (recovery) charges	(32)	(0.02)	4	—
Stock-based compensation expense	261	0.20	266	0.21
Acquisition, disposition and other related charges	89	0.07	30	0.02
Earnings from equity interests(2)	(88)	(0.07)	14	0.01
Loss on equity investments, net	61	0.05	—	—
Adjustments for taxes	15	0.01	(20)	(0.02)
Other adjustments(3)	1	—	(6)	—
Non-GAAP net earnings	$1,199	$0.91	$1,513	$1.15

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2024	January 31, 2024	April 30, 2023
	In millions
Net cash provided by operating activities	$1,093	$64	$889
Investment in property, plant and equipment	(560)	(656)	(688)
Proceeds from sale of property, plant and equipment	122	96	86
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(45)	14	1
Free cash flow	$610	$(482)	$288

	For the six months ended
	April 30, 2024	April 30, 2023
	In millions
Net cash provided by operating activities	$1,157	$60
Investment in property, plant and equipment	(1,216)	(1,482)
Proceeds from sale of property, plant and equipment	218	245
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(31)	139
Free cash flow	$128	$(1,038)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets

	As of
	April 30, 2024	October 31, 2023
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current Assets:
Cash and cash equivalents	$2,676	$4,270
Accounts receivable, net of allowances	3,840	3,481
Financing receivables, net of allowances	3,646	3,543
Inventory	7,326	4,607
Other current assets	3,939	3,047
Total current assets	21,427	18,948
Property, plant and equipment, net	5,817	5,989
Long-term financing receivables and other assets	11,673	11,377
Investments in equity interests	2,291	2,197
Goodwill and intangible assets	18,503	18,642
Total assets	$59,711	$57,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and short-term borrowings	$3,767	$4,868
Accounts payable	10,119	7,136
Employee compensation and benefits	1,084	1,724
Taxes on earnings	181	155
Deferred revenue	3,783	3,658
Accrued restructuring	97	180
Other accrued liabilities	4,719	4,161
Total current liabilities	23,750	21,882
Long-term debt	7,490	7,487
Other non-current liabilities	6,737	6,546

Stockholders’ Equity
Common stock, $0.01 par value (9,600 shares authorized; 1,298 and 1,283 shares issued and outstanding as of April 30, 2024 and October 31, 2023, respectively)	13	13
Additional paid-in capital	28,308	28,199
Accumulated deficit	(3,583)	(3,946)
Accumulated other comprehensive loss	(3,058)	(3,084)
Total HPE stockholders’ equity	21,680	21,182
Non-controlling interests	54	56
Total stockholders’ equity	21,734	21,238
Total liabilities and stockholders’ equity	$59,711	$57,153

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the six months ended
	April 30, 2024	April 30, 2023
	In millions
Cash Flows from Operating Activities:
Net earnings	$701	$919
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and amortization	1,299	1,307
Stock-based compensation expense	261	266
Provision for inventory and credit losses	113	97
Restructuring charges	18	95
Deferred taxes on earnings	—	69
Earnings from equity interests	(88)	(107)
Other, net	128	(11)
Changes in Operating Assets and Liabilities, Net of Acquisitions:
Accounts receivable	(376)	370
Financing receivables	(327)	(666)
Inventory	(2,808)	782
Accounts payable	3,026	(3,220)
Taxes on earnings	95	(1)
Restructuring	(121)	(147)
Other assets and liabilities	(764)	307
Net cash provided by operating activities	1,157	60
Cash Flows from Investing Activities:
Investment in property, plant and equipment	(1,216)	(1,482)
Proceeds from sale of property, plant and equipment	218	245
Purchases of investments	(16)	(5)
Proceeds from maturities and sales of investments	5	4
Financial collateral posted	(499)	(1,009)
Financial collateral received	401	483
Payments made in connection with business acquisitions, net of cash acquired	—	(406)
Net cash used in investing activities	(1,107)	(2,170)
Cash Flows from Financing Activities:
Short-term borrowings with original maturities less than 90 days, net	(45)	344
Proceeds from debt, net of issuance costs	1,075	2,845
Payment of debt	(2,218)	(2,428)
Cash settlement for derivative hedging debt	—	(2)
Net payments related to stock-based award activities	(94)	(106)
Repurchase of common stock	(48)	(179)
Cash dividends paid to non-controlling interests, net of contributions	(8)	—
Cash dividends paid to shareholders	(338)	(311)
Net cash (used in) provided by financing activities	(1,676)	163
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(31)	139
Decrease in cash, cash equivalents and restricted cash	(1,657)	(1,808)
Cash, cash equivalents and restricted cash at beginning of period	4,581	4,763
Cash, cash equivalents and restricted cash at end of period	$2,924	$2,955

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	April 30, 2024	January 31, 2024	April 30, 2023
	In millions
Net Revenue:
Server(4)	$3,867	$3,352	$3,287
Hybrid Cloud(4)	1,256	1,248	1,371
Intelligent Edge(4)	1,086	1,201	1,344
Financial Services	867	873	858
Corporate Investments and other(4)	252	238	242
Total segment net revenue	7,328	6,912	7,102
Elimination of intersegment net revenue	(124)	(157)	(129)
Total consolidated net revenue	$7,204	$6,755	$6,973

Earnings Before Taxes(4):
Server	$426	$383	$473
Hybrid Cloud	10	47	26
Intelligent Edge	237	353	332
Financial Services	81	74	76
Corporate Investments and other	(9)	(10)	(19)
Total segment earnings from operations	745	847	888

Unallocated corporate costs and eliminations	(61)	(72)	(89)
Stock-based compensation expense	(120)	(141)	(126)
Amortization of intangible assets	(67)	(71)	(71)
Transformation costs	(33)	(20)	(60)
Disaster recovery (charges)	7	25	(3)
Acquisition, disposition and other related charges	(46)	(43)	(19)
Interest and other, net(1)	(22)	(88)	(47)
Earnings from equity interests	42	46	49
Total pretax earnings	$445	$483	$522

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the six months ended
	April 30, 2024	April 30, 2023
	In millions
Net Revenue:
Server(4)	$7,219	$7,619
Hybrid Cloud(4)	2,504	2,755
Intelligent Edge(4)	2,287	2,513
Financial Services	1,740	1,731
Corporate Investments and other(4)	490	476
Total segment net revenue	14,240	15,094
Elimination of intersegment net revenue	(281)	(312)
Total consolidated net revenue	$13,959	$14,782

Earnings Before Taxes(4):
Server	$809	$1,151
Hybrid Cloud	57	106
Intelligent Edge	590	559
Financial Services	155	139
Corporate Investments and other	(19)	(41)
Total segment earnings from operations	1,592	1,914

Unallocated corporate costs and eliminations	(133)	(197)
Stock-based compensation expense	(261)	(266)
Amortization of intangible assets	(138)	(144)
Transformation costs	(53)	(162)
Disaster recovery (charges)	32	(4)
Acquisition, disposition and other related charges	(89)	(30)
Interest and other, net(1)	(110)	(73)
Earnings from equity interests	88	107
Total consolidated earnings before taxes	$928	$1,145

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	April 30, 2024	January 31, 2024	April 30, 2023	Q/Q	Y/Y
	Dollars in millions
Net Revenue:
Server(4)	$3,867	$3,352	$3,287	15%	18%
Hybrid Cloud(4)	1,256	1,248	1,371	1	(8)
Intelligent Edge(4)	1,086	1,201	1,344	(10)	(19)
Financial Services	867	873	858	(1)	1
Corporate Investments and other(4)	252	238	242	6	4
Total segment net revenue	7,328	6,912	7,102	6	3
Elimination of intersegment net revenue	(124)	(157)	(129)	(21)	(4)
Total consolidated net revenue	$7,204	$6,755	$6,973	7%	3%

	For the six months ended
	April 30, 2024	April 30, 2023	Y/Y
	Dollars in millions
Net Revenue:
Server(4)	$7,219	$7,619	(5%)
Hybrid Cloud(4)	2,504	2,755	(9)
Intelligent Edge(4)	2,287	2,513	(9)
Financial Services	1,740	1,731	1
Corporate Investments and other(4)	490	476	3
Total segment net revenue	14,240	15,094	(6)
Elimination of intersegment net revenue	(281)	(312)	(10)
Total consolidated net revenue	$13,959	$14,782	(6%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended			Change in operating profit margin (pts)
	April 30, 2024	January 31, 2024	April 30, 2023	Q/Q	Y/Y
Segment Operating Profit Margin(4):
Server	11.0%	11.4%	14.4%	(0.4)	(3.4)
Hybrid Cloud	0.8%	3.8%	1.9%	(3.0)	(1.1)
Intelligent Edge	21.8%	29.4%	24.7%	(7.6)	(2.9)
Financial Services	9.3%	8.5%	8.9%	0.8	0.4
Corporate Investments and other	(3.6%)	(4.2%)	(7.9%)	0.6	4.3
Total segment operating profit margin	10.2%	12.3%	12.5%	(2.1)	(2.3)

	For the six months ended		Change in operating profit margin (pts)
	April 30, 2024	April 30, 2023	Y/Y
Segment Operating Profit Margin(4):
Server	11.2%	15.1%	(3.9)
Hybrid Cloud	2.3%	3.8%	(1.5)
Intelligent Edge	25.8%	22.2%	3.6
Financial Services	8.9%	8.0%	0.9
Corporate Investments and other	(3.9%)	(8.6%)	4.7
Total segment operating profit margin	11.2%	12.7%	(1.5)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	April 30, 2024	January 31, 2024	April 30, 2023
	In millions, except per share amounts
Numerator:
GAAP net earnings	$314	$387	$418
Non-GAAP net earnings	$561	$638	$685

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,311	1,301	1,304
Dilutive effect of employee stock plans	14	15	14
Weighted-average shares used to compute diluted net earnings per share	1,325	1,316	1,318

GAAP Net Earnings Per Share
Basic	$0.24	$0.30	$0.32
Diluted	$0.24	$0.29	$0.32

Non-GAAP Net Earnings Per Share
Basic	$0.43	$0.49	$0.53
Diluted	$0.42	$0.48	$0.52

	For the six months ended
	April 30, 2024	April 30, 2023
	In millions, except per share amounts
Numerator:
GAAP net earnings	$701	$919
Non-GAAP net earnings	$1,199	$1,513

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,306	1,301
Dilutive effect of employee stock plans	14	16
Weighted-average shares used to compute diluted net earnings per share	1,320	1,317

GAAP Net Earnings Per Share
Basic	$0.54	$0.71
Diluted	$0.53	$0.70

Non-GAAP Net Earnings Per Share
Basic	$0.92	$1.16
Diluted	$0.91	$1.15

(1)    Interest and other, net includes tax indemnification and other adjustments, non-service net periodic benefit cost, and interest and other, net.
(2)    For the three and six months ended April 30, 2024, includes the equity in earnings from H3C equity method investment and all periods include the amortization of the basis difference in the Company’s investment.
(3)    Other adjustments includes non-service net periodic benefit cost and tax indemnification and other adjustments.
(4)    As previously disclosed, effective as of the beginning of the first quarter of fiscal 2024, in order to align the segment financial reporting more closely with its business structure, the Company established two new reportable segments, Hybrid Cloud and Server. Hybrid Cloud includes the historical Storage segment, HPE GreenLake Flex Solutions (which provides flexible as-a-service IT infrastructure through the HPE GreenLake edge-to-cloud platform and was previously reported under the Compute and the High Performance Computing & Artificial Intelligence ("HPC & AI") segments), Private Cloud, and Software (previously reported under the Corporate Investments and Other segment). The Server segment combines the previously separately reported Compute and HPC & AI segments, with adjustments for certain product lines that are now reported in Hybrid Cloud. Additionally, certain products and services previously reported in the financial results for the HPC & AI segment were moved to be reported in the Hybrid Cloud segment, and the Athonet business and certain components of the Communications and Media Solutions business, both previously reported in the financial results for Corporate Investments and Other, moved to be reported in the Intelligent Edge segment.
As a result, the Company’s new organizational structure consists of the following segments: (i) Server; (ii) Hybrid Cloud; (iii) Intelligent Edge; (iv) Financial Services; and (v) Corporate Investments and Other. The Company began reporting under this re-aligned segment structure beginning with the results of the first quarter of fiscal 2024.
The Company has reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the realignment of net revenue and operating profit for each of the segments as described above. These changes had no impact on Hewlett Packard Enterprise’s previously reported consolidated net revenue, net earnings, net earnings per share or total assets.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides non-GAAP financial measures including revenue on a constant currency basis (including at the business segment level), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, and FCF. Hewlett Packard Enterprise also provides forecasts of revenue growth on a constant currency basis, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to net revenue on a constant currency basis is net revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) is operating profit margin (earnings from operations as a percentage of net revenue). The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to FCF is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables above or elsewhere in the materials accompanying this news release.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing the non-GAAP financial measures stated above, in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information provides Hewlett Packard Enterprise’s investors with a supplemental view to understand the Company’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Economic substance of and material limitations associated with non-GAAP financial measures used by Hewlett Packard Enterprise
Net revenue on a constant currency basis assumes no change to the foreign exchange rate utilized in the comparable prior-year period. This measure assists investors with evaluating the Company’s past and future performance, without the impact of foreign exchange rates, as more than half of our revenue is generated outside of the U.S. Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges related to the stock-based compensation expense, and disaster (recovery) charges. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) consist of earnings from operations or earnings from operations as a percentage of net revenue excluding the items mentioned above and charges relating to the amortization of intangible assets, transformation costs, and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding the charges previously stated, as well as earnings from equity interests, gain or loss on equity investments, other adjustments, and adjustments for taxes. The Adjustments for taxes line item includes certain income tax valuation allowances and separation taxes, the impact of tax reform, structural rate adjustment, excess tax benefit from stock-based compensation, and adjustments for additional taxes or tax benefits associated with each non-GAAP item.
Hewlett Packard Enterprise believes that excluding the items mentioned above from the non-GAAP financial measures provides a supplemental view to management and investors of its consolidated financial performance and presents the financial results of the business without costs that Hewlett Packard Enterprise’s management does not believe to be reflective of ongoing operating results. Exclusion of these items can have a material impact on the equivalent GAAP measure and cash flows thus limiting their use as analytical tools. These limitations are discussed below or elsewhere in the materials accompanying this news release. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect Hewlett Packard Enterprise’s cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.
•Transformation costs represent net costs related to the (i) HPE Next Plan and (ii) Cost Optimization and Prioritization Plan and include restructuring charges, program design and execution costs, costs incurred to transform the Company’s IT infrastructure, net gains from the sale of real estate and any impairment charges on real estate identified as part of the initiatives. Hewlett Packard Enterprise excludes these costs as they are discrete costs related to two specific transformation programs that were announced in 2017 and 2020, respectively, as multi-year programs necessary to transform the business and IT infrastructure following material divestiture transactions in 2017 and in response to COVID-19 and an evolving product portfolio in fiscal 2020. The HPE Next Plan and the Cost Optimization and Prioritization Plan are substantially complete. The exclusion of the transformation program costs from the non-GAAP financial measures, as stated above, is to provide a supplemental measure of the Company’s operating results that do not include material HPE Next Plan and the Cost Optimization and Prioritization Plan costs as the Company’s management does not believe such costs to be reflective of its ongoing operating cost structure. Further, the transformation costs for these plans have materially fluctuated since 2017, have been materially declining since 2021 and the Company does not expect these costs to be material. Hewlett Packard Enterprises management believes non-GAAP measures excluding these costs are useful to management and investors for comparing operating performance across multiple periods.
•Disaster (recovery) charges are primarily related to the exit of the Company’s businesses in Russia and Belarus, and include credit losses of financing and trade receivables, employee severance and abandoned assets. Disaster charges also include direct costs or recovery of these costs related to COVID-19 as a result of Hewlett Packard Enterprise-hosted, co-hosted, or sponsored event cancellations and subsequent shift to a virtual format. Hewlett Packard Enterprise excludes Disaster (recovery) charges from these non-GAAP measures as the specific charges are non-recurring charges and not indicative of the operational performance of the Company’s business.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•Hewlett Packard Enterprise incurs costs related to its acquisition, disposition and other related charges. The charges are direct expenses, such as professional fees and retention costs, most of which are treated as non-cash or non-capitalized expenses. For the three and six months ended April 30, 2024, these charges were driven by costs associated with the pending acquisition of Juniper Networks, in addition to prior acquisitions of Axis and Athonet. For the three and six months ended April 30, 2023, these charges were driven by acquisitions of Axis, Zerto and Athonet. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Hewlett Packard Enterprise’s management considers these acquisitions and divestitures to be discrete events. The Company excludes these costs as these expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of its acquisitions and divestitures. In addition, the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding these charges.
•For the three and six months ended April 30, 2024 and prospectively, the adjustment to earnings from equity interests includes the equity in earnings from the H3C investment. In connection with the planned divestiture of the H3C investment, the Company stopped reporting H3C earnings in the non-GAAP results as the Company no longer receives dividends from this investment due to the Put Share Purchase Agreement described in Note 20 “Equity Method Investments” to the Consolidated Financial Statements in Item 8 of Part II of the Company Annual Report on Form 10-K for the fiscal year ended October 31, 2023. All periods presented include the amortization of the basis difference in this investment. For the six months ended April 30, 2023, this adjustment also included the Company’s portion of intangible asset impairment charges from H3C. The Company believes that eliminating these amounts for purposes of calculating non-GAAP financial measures facilitates the evaluation of the current operating performance.
•Hewlett Packard Enterprise excludes gains and losses (including impairments) on its non-marketable equity investments because the Company does not believe they are reflective of normal continuing business operations.

These adjustments are reflected in Interest and other, net in the Condensed Consolidated Statements of Earnings. The Company believes eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2024, the Company will use a projected non-GAAP income tax rate of 15%, which reflects currently available information as well as other factors and assumptions. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. For fiscal 2023, the Company had a non-GAAP tax rate of 14%. Hewlett Packard Enterprise’s management believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•FCF is defined as cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash. FCF does not represent the total increase or decrease in cash for the period. Hewlett Packard Enterprise’s management and investors can use FCF for the purpose of determining the amount of cash available for investment in the Company’s businesses, repurchasing stock and other purposes as well as evaluating its historical and prospective liquidity.
Compensation for material limitations with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures and cash flows, they may be calculated differently by other companies (limiting the usefulness of those measures for comparative purposes) and may not reflect the full economic effect of the loss in value of certain assets. Hewlett Packard Enterprise compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.